UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2017
STEALTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54635	27-2758155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
801 West Bay Drive, Suite 470, Largo, FL	33770
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	727-330-2731

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 28, 2017, Michelle Pannoni, the Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a Director of the Company resigned from all positions with the Company. As a result, Mr. Brian McFadden will be the interim Principal Financial Officer, Principal Accounting Officer, Treasurer, and Secretary.  There will also be a vacancy on the Board of Directors that may be filled by the remaining members of the Board of Directors, pursuant to the Bylaws of the company. The resignation was not the result of any disagreement with our operations, policies, or practices.

Material Plans, Contracts or Other Arrangements

As part of her resignation, Michelle Pannoni has agreed to return exactly 500,000 shares of Series A Preferred Stock to treasury of the Company in exchange for a convertible promissory note in the amount of $100,000.00 with a 6% per annum interest rate which converts to common stock of the Company at a discount of 30% to the closing trade price looking back 10 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stealth Technologies, Inc.
(Registrant)
Date:	January 12, 2018
		By:	/s/ BRIAN McFADDEN
		Name:	Brian McFadden
		Title:	President, Principal Executive Officer/Director